UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apartment Investment and Management Company

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October 21, 2020

Dear Aimco Shareholder,

On September 14, 2020, Apartment Investment and Management Company (“Aimco” or the “Company”) announced its intention to separate its non-core development activities, with approximately 10% of Aimco GAV1, to create Apartment Income REIT (“AIR”), a $10B GAV, pure-play, multifamily REIT. AIR shares are expected to be listed on the NYSE. As part of the same plan, another 15% of Aimco GAV has been or will be sold with proceeds applied to reduce leverage at AIR at or prior to the separation.

AIR, a leading, pure-play public multifamily REIT

AIR will provide a simple and transparent way to invest in the multi-family sector. AIR is the product of a Board-led plan focusing on simplification and lower leverage to minimize execution risk and financial risk. Simplification alone is expected to add $50 million annually to Funds From Operations (“FFO”), by reducing vacancy loss from apartment homes being redeveloped and by lowering offsite costs, net of costs no longer capitalized. Lower leverage is expected to reduce financial risk as well as interest expense, and thereby increase the risk-adjusted valuation of AIR FFO.

AIR is expected to unlock shareholder value due to its transparent, pure-play business model. AIR strengths are expected to include:

•	Comparative advantage in peer-leading property operations with a long record of higher operating margins and superior cost control;

•	Demonstrated success in innovation, for example, in smart home technology, use of artificial intelligence, and continuous property upgrades;

•	A portfolio diversified by geography and price points whose properties are located in markets with outsized growth prospects;

•	A narrow focus on capital allocation to only stabilized apartment communities; and

•	A significantly reduced cost of capital due to (i) expected issuance of corporate debt when warranted by price, and (ii) a higher risk-adjusted valuation of increased FFO.

The $2.4 billion California JV transaction is a part of the integrated plan. It provides confirmation of Aimco GAV as well as proceeds to reduce financial leverage.

The separation is structured to increase the AIR tax basis to a peer-highest percentage of GAV, enhancing portfolio management by reducing tax friction, supporting greater retention of sales proceeds for potential accretive uses, reducing the need for stock dividends, and hedging possible future changes in the tax treatment of real estate.

“New” Aimco, focused on development and transactions

The non-core development assets and non-traditional assets separated from AIR will constitute a “New” Aimco focused on development, redevelopment and value-creating investments. “New” Aimco will complete redevelopments under construction or where it would be costly to interrupt the development process. It will also develop multi-family properties in coordination with IQHQ’s development of life science centers. In addition, “New” Aimco will make investments that are complex or take a longer time to monetize. In all of these activities, results will be best measured by changes in Net Asset Value. “New” Aimco will be well capitalized to execute its business plan. After the separation, AIR and “New” Aimco will be different businesses with separate boards and separate management teams. After a transition period in which New Aimco will complete the developments and redevelopments already underway, neither company will depend on the other and no additional material transactions between AIR and “New” Aimco will be required.

[1]	References to Gross Asset Value (“GAV”) throughout are calculated using the valuations published as of March 31, 2020.

Shareholders are expected to benefit from increased valuation and increased optionality.

From one perspective, there is no change: the same shareholders own the same assets before and after the separation. From another perspective, the separation is expected to unlock value by making each of AIR and “New” Aimco more focused, more predictable, and with lower leverage. The separation will also provide each shareholder the opportunity to determine individually the allocation of capital to two differentiated companies with distinct investment risk/return profiles. At transaction announcement, Aimco’s share price appreciated ~6%, outperforming peers, the RMZ and the S&P 500, building on the Company’s history of long and near-term financial and operational outperformance. We expect that this will continue after the completion of the separation as the benefits are better understood and uncertainties are resolved.

Reject the consent solicitation – there is no reason to hold a special meeting

The Board of Directors believes that the calling of a special meeting with respect to the spin-off effecting the separation would be highly unusual, distracting, costly and contrary to the best interests of the Company’s shareholders. To the Company’s knowledge, no spin-off transaction has been submitted to a shareholder vote in the last 10 years, unless it involved a subsequent merger, share reclassification or controlled company – none of which apply here.

We strongly urge you to ignore the consent solicitation by Land & Buildings Investment Management, LLC and certain of its affiliates (“Land & Buildings”) to request to call a special meeting and discard any Gold card you receive from Land & Buildings. If you submitted a Gold card, you can revoke that by signing and sending back the enclosed WHITE revocation card to the Company in accordance with the instructions. DO NOT SIGN THE GOLD CARD.

If you have questions or need assistance revoking your previously submitted gold card, please contact our proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at (800) 322-2885 or at (212) 929-5500, or by email at aimcoproxy@mackenziepartners.com.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Terry Considine
Chairman & CEO

Robert A. Miller
Lead Independent Director

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding AIR’s and New Aimco’s portfolio composition and their relationship following the spin-off; the anticipated timing, structure and benefits and advantages of the spin-off; tax treatment and tax consequences of the spin-off, including factors related thereto, such as future financing plans, including expected leverage and capital structure; pro-forma financial information; business strategies, prospects and projected operating and financial results (including future Funds From Operations and estimated GAV); expected future dividends; and expected capital investments. In addition, we may not complete the spin-off on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “estimate(s),” “result(s),” “goal(s),” “predict(s),” “target(s),” “future,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not the spin-off is completed on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s (or, after the spin-off, New Aimco’s and AIR’s) business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s (or, after the spin-off, the New Aimco’s or AIR’s) ability to maintain current or meet projected occupancy, rental rate and property operating results; Aimco’s (or, after the spin-off, New Aimco’s or AIR’s) ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect us and interpretations of those regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by shareholder activists, including a proxy contest; AIR’s and New Aimco’s relationship with each other after the consummation of the business separation; the ability and willingness of AIR and New Aimco and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the spin-off; and such other risks and uncertainties described from time to time in filings by Aimco (or, after the spin-off, New Aimco and AIR) with the SEC.

In addition, our (or, after the spin-off, New Aimco’s or AIR’s) current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and depends on its ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statements relating to the spin-off, which are expected to be filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any pro-forma financial information, projections, statements, illustrative presentations, statements or information contained in this document. It is understood and agreed that any such pro-forma financial information, projections, targets, illustrative presentations, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, illustrations or targets will be realized, that actual results may differ from projected results and that such differences may be material.

Although all financial projections, estimates, illustrative results and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, illustrative result or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected, illustrative or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, illustrative presentations and targets in this document should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates, illustrative presentations and targets to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only.

This document includes certain non-GAAP financial measures, including FFO, GAV, Net Asset Value (“NAV”) and NAV per share and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco (or, after the spin-off, New Aimco or AIR). Our management uses forward looking non-GAAP measures to evaluate the projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.